FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

(Exact Name of Issuer as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709 S. Harbor City Blvd., Suite 250, Melbourne, FL 32901

(Address of principal executive offices including zip code)

(321) 725-0090

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, Colin Halpern resigned his position as a director of First Choice Healthcare Solutions, Inc. (the “Company”), including all positions on any committees of the Company’s Board of Directors, effective immediately. Mr. Halpern’s letter of resignation did not indicate that he has any disagreement with the Company, the Company’s management, or the Board of Directors. However, Mr. Halpern is a Managing Member of MedTRX Provider Network, LLC, which is an affiliate of MedTRX Health Care Solutions, LLC, and MedTRX Collection Services LLC (collectively, “MedTRX”). On July 25, 2014, MedTRX filed a demand for arbitration with the American Arbitration Association, claiming that certain subsidiaries of the Company breached a Billing and Collection Agreement dated December 9, 2011. The Company believes the claims are without merit and intends to file a counterclaim against MedTRX for their breach of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: August 7, 2014

By:   /s/ Donald A. Bittar

Name: Donald A. Bittar

Title: Principal Financial Officer